UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):	October 9, 2008

PROXIM WIRELESS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-29053	04-2751645
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

1561 Buckeye Drive, Milpitas, CA	95035
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	(408) 383-7600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 9, 2008, Thomas S. Twerdahl signed a letter employment agreement with Proxim Wireless Corporation in connection with Mr. Twerdahl recently becoming Proxim’s Interim Chief Financial Officer and Interim Treasurer.  He will also serve in similar positions for Proxim’s selected subsidiaries.  The employment agreement establishes an at-will employment relationship.

Mr. Twerdahl will initially report to Pankaj Manglik, Proxim’s Chief Executive Officer.  His principal office location will be at Proxim’s headquarters in Milpitas, California, but he may be expected to travel from time to time.  Mr. Twerdahl’s annual base salary was increased to $175,000 subject to future adjustment.  Mr. Twerdahl is eligible to receive an annual bonus with a target annual bonus of $50,000.  In addition, Proxim agreed to pay Mr. Twerdahl $25,000 within two weeks after March 31, 2009 so long as he continues to be a full-time employee of Proxim through and including March 31, 2009 (or if his employment is terminated without cause by Proxim on or prior to that date).  Mr. Twerdahl is also entitled to participate in Proxim’s normal benefit programs.  Mr. Twerdahl has signed our standard employee agreement for confidential and proprietary information, intellectual property, non-competition, and non-solicitation.

The letter employment agreement contemplates Mr. Twerdahl being granted an option to purchase 15,000 shares of Proxim’s common stock with an exercise price equal to the fair market value of Proxim’s stock on the date of grant.  The options were granted by Proxim on October 10, 2008 with an exercise price of $0.18 per share, the fair market value of Proxim’s common stock on that date.  The options were granted pursuant to Proxim’s standard incentive stock option agreement for executive officers.  The options vest over three years with 34% of the grant vesting on the first annual anniversary of the date of grant and thereafter as to 8 ¼% on the first day of each January, April, July, and October until the option has vested in full.  The option agreement provides that, upon a change of control, 50% of all unvested stock options will automatically vest.  The options have a five year term.

The foregoing description of the letter employment agreement and stock option agreement with Mr. Twerdahl does not purport to be complete and is qualified in its entirety by the terms and conditions of that letter employment agreement, a copy of which is filed as Exhibit 10.1 to this Form 8-K, and of the Proxim standard executive officer stock option agreement, a form of which was filed as Exhibit 10.2 to the Form 8-K filed by Proxim with the SEC on August 4, 2006, and each of which is incorporated by reference.

 Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits

See Exhibit Index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROXIM WIRELESS CORPORATION

Dated: October 14, 2008	By:	/s/ David L. Renauld
David L. Renauld
Vice President

EXHIBIT INDEX

Number	Title

10.1	Letter Employment Agreement between the Registrant and Thomas S. Twerdahl dated October 9, 2008.

3